ParkOhio Announces Second Quarter 2025 Results

Q2 FY25 Highlights
•GAAP EPS from continuing operations of $0.67 per diluted share, an increase of 10% compared to Q1 2025
•Adjusted EPS from continuing operations of $0.75 per diluted share, an increase of 14% compared to Q1 2025
•EBITDA (as defined) of $35.2 million, up from $33.9 million in Q1 2025
•Gross margin expanded to 17.0%, from 16.8% in the prior quarter, reflecting improvement in operating leverage
•All-time record quarterly bookings of new capital equipment totaling $85 million, including an individual order of $47 million in Engineered Products segment
•Backlog in Engineered Products increased to $172 million, up 19% from $145 million at year-end
•Successful refinancing of $350 million senior notes, and extension of revolving credit facility, enhancing liquidity and extending maturities

Full-Year 2025 Financial Guidance
•Net sales: $1.620 billion - $1.650 billion
•Adjusted EPS: $2.90 - $3.20
•Reaffirmed free cash flow: Expected to improve from FY2024 and approximate $20 million to $30 million in FY2025; expect approximately $65 million of free cash flow in second half of 2025

CLEVELAND, OHIO, August 6, 2025 — Park-Ohio Holdings Corp. (NASDAQ: PKOH) today announced its results for the second quarter of 2025.

“We entered the second half of 2025 with momentum across ParkOhio. We have delivered two straight quarters of margin expansion and earnings growth, even amid modest revenue headwinds—proof that our operational discipline is working. We are also starting to see leading indicators of increased activity and backlog, especially in our engineered products segment. ParkOhio is in the late innings of a portfolio transformation that we plan to exit as a higher quality, more profitable, de-leveraged business.

“The recently announced refinancing of our Senior Notes and our Revolving Credit Facility are critical steps, as these actions provide us with extended maturities and liquidity to execute our long-term goals.

-more-

“Again, we believe we are well positioned to capitalize on several trends, including increased domestic investment and onshoring, and remain focused on our objectives of sales growth, higher operating margins, and reduced net debt leverage," said Matthew V. Crawford, Chairman and Chief Executive Officer.

SEGMENT PERFORMANCE DEMAND DRIVERS
In our Supply Technologies segment, our outsourced supply chain and component distribution platform generated $187 million in sales during the quarter, down 8% YOY caused by demand softness in certain North American industrial markets. Demand in this segment continues to be driven by reshoring trends, steady growth in Europe, and long-standing vendor managed inventory programs embedded with OEM customers. As customers prioritize regional suppliers for cost and reliability, ParkOhio remains well positioned to capture share.

Assembly Components, which produces engineered assemblies for transportation and industrial markets, reported Q2 sales of $95 million, down from $103 million in the prior year. The decline reflects lower volumes in fuel rail and rubber products, delays in new OEM platform launches, and the expiration of favorable pricing on legacy programs. Demand in this segment is closely linked to OEM launch schedules, overall vehicle production, and customer consolidation of the supply base. We continue to win new business across all product lines, with over $50 million of incremental business launching in the second half of 2025 and throughout 2026. Our strong reputation for quality, scale, and continuity continues to make ParkOhio a trusted partner.

Engineered Products, our capital equipment and forged components segment serving diversified end markets including infrastructure and defense, delivered $118 million in revenue for the quarter, compared to $127 million a year ago. The 2024 closure of a small manufacturing facility and lower railcar demand impacted forged products, while industrial equipment sales remained steady. Segment demand is being driven by sustained investment in defense, infrastructure, and electrical steel capacity expansion. The quarter’s record $85 million in new capital equipment bookings — including a record $47 million induction heating order utilizing our patent pending technology that enables the most uniform heating profile available in today’s markets — pushed backlog to $172 million, providing multi-quarter visibility.
DEBT REFINANCING COMPLETED

On July 31, 2025, Park-Ohio Industries, Inc. (“Industries”), a subsidiary of Park-Ohio Holdings Corp., completed its offering of $350.0 million aggregate principal amount of senior secured notes due 2030 (the "Notes") in a private offering. The Notes were priced at 99.50% of par and bear an interest rate of 8.50% per annum. The Notes are senior obligations of Industries and guaranteed, with certain exceptions, by Industries’ existing and future domestic subsidiaries on a senior secured basis. The Company used the net proceeds from the offering of the Notes, along with cash on hand, to redeem all $350.0 million aggregate principal amount of its outstanding 6.625% Senior Notes due 2027 (the "2027 Senior Notes") and pay related fees and expenses.

On July 17, 2025, the Company entered into an amendment to its $405.0 million revolving credit facility in order to, among other things, extend the maturity date to the fifth anniversary from the closing date of the amendment.

2025 OUTLOOK

The recent refinancing of our 2027 Senior Notes will increase interest expense in the second half of the year and is expected to reduce Adjusted EPS by approximately $0.20 per diluted share.

We now expect full-year 2025:

•Net Sales: $1.620 billion to $1.650 billion
•Adjusted EPS: $2.90 to $3.20 per diluted share

•Free Cash Flow: Expected to improve from FY2024 and approximate $20 million to $30 million in FY2025; expect approximately $65 million of free cash flow in the second half of 2025

The Company does not provide reconciliations of forward-looking non-GAAP financial measures, such as Adjusted EPS, to the most comparable GAAP financial measures due to the inherent difficulty in forecasting certain items, including non-cash or infrequent charges, which are not available without unreasonable effort.

WEBCAST AND CONFERENCE CALL

A live webcast and conference call to review ParkOhio’s second quarter 2025 financial results will be held on Thursday August 7, 2025, at 10:00 a.m. Eastern Time. To access the webcast, please visit the Investor Relations section of the Company’s website at https://www.pkoh.com. A corresponding investor presentation will also be available on the site prior to the call.

ParkOhio is a diversified international company providing world-class customers with a supply chain management outsourcing service, capital equipment used on their production lines, and manufactured components used to assemble their products. Headquartered in Cleveland, Ohio, ParkOhio operates approximately 130 manufacturing sites and supply chain logistics facilities worldwide, through three reportable segments: Supply Technologies, Assembly Components and Engineered Products.

This news release contains forward-looking statements, including statements regarding future performance of the Company, that are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors that could cause actual results to differ materially from expectations include, but are not limited to, the following: the impact supply chain and logistic issues have on our business, results of operations, financial position and liquidity; our substantial indebtedness; the uncertainty of the global economic environment; general business conditions and competitive factors, including pricing pressures and product innovation; demand for our products and services; the impact of labor disturbances affecting our customers; raw material availability and pricing; fluctuations in energy costs; component part availability and pricing; changes in our relationships with customers and suppliers; the financial condition of our customers, including the impact of any bankruptcies; our ability to successfully integrate recent and future acquisitions into existing operations; the amounts and timing, if any, of purchases of our common stock; changes in general economic conditions such as inflation rates, interest rates, tax rates, unemployment rates, higher labor and healthcare costs, recessions and changing government policies, laws and regulations, including those related to the current global uncertainties and crises, such as tariffs and surcharges; adverse impacts to us, our suppliers and customers from acts of terrorism or hostilities, including the conflicts between Russia and Ukraine and in the Middle East, or political unrest, including the rising tension between China and the United States; public health issues, including the outbreak of infectious diseases and any impact on our facilities and operations and our customers and suppliers; our ability to meet various covenants, including financial covenants, contained in the agreements governing our indebtedness; disruptions, uncertainties or volatility in the credit markets that may limit our access to capital; potential disruption due to a partial or complete reconfiguration of the European Union; increasingly stringent domestic and foreign governmental regulations, including those affecting the environment or import and export controls and other trade barriers; inherent uncertainties involved in assessing our potential liability for environmental remediation-related activities; the outcome of pending and future litigation and other claims and disputes with customers; our dependence on the automotive and heavy-duty truck industries, which are highly cyclical; the dependence of the automotive industry on consumer spending; our ability to negotiate contracts with labor unions; our dependence on key management; our dependence on information systems; our ability to continue to pay cash dividends, and the timing and amount of any such dividends; and the other factors we describe under "Item 1A. Risk Factors" included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. In light of these and other uncertainties, the inclusion of a forward-looking statement herein should not be regarded as a representation by us that our plans and objectives will be achieved. The Company assumes no obligation to update the information in this release.

CONTACT:	MATTHEW V. CRAWFORD
PARK-OHIO HOLDINGS CORP.
(440) 947-2000

Park-Ohio Holdings Corp. and Subsidiaries
Condensed Consolidated Statements of Income (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(In millions, except per share data)
Net sales	$400.1	$432.6	$805.5	$850.2
Cost of sales	331.9	359.4	669.2	705.6
Selling, general and administrative expenses	46.8	47.4	95.0	94.5
Restructuring and other special charges	1.3	1.2	2.3	1.5
Operating income	20.1	24.6	39.0	48.6
Other components of pension and other postretirement benefits income, net	1.8	1.4	3.6	2.7
Interest expense, net	(11.2)	(12.0)	(22.2)	(23.9)
Income from continuing operations before income taxes	10.7	14.0	20.4	27.4
Income tax expense	(1.8)	(2.6)	(3.7)	(5.9)
Income from continuing operations	8.9	11.4	16.7	21.5
Loss attributable to noncontrolling interests	0.4	0.9	1.1	1.4
Income from continuing operations attributable to Park-Ohio Holdings Corp. common shareholders	9.3	12.3	17.8	22.9
Loss from discontinued operations, net of tax	(0.1)	(0.4)	(0.3)	(1.4)
Net income attributable to Park-Ohio Holdings Corp. common shareholders	$9.2	$11.9	$17.5	$21.5

Income (loss) per common share attributable to Park-Ohio Holdings Corp. common shareholders:
Basic:
Continuing operations	$0.68	$0.98	$1.30	$1.85
Discontinued operations	(0.01)	(0.03)	(0.02)	(0.11)
Total	$0.67	$0.95	$1.28	$1.74
Diluted:
Continuing operations	$0.67	$0.95	$1.28	$1.79
Discontinued operations	(0.01)	(0.03)	(0.02)	(0.11)
Total	$0.66	$0.92	$1.26	$1.68
Weighted-average shares used to compute income (loss) per share:
Basic	13.7	12.5	13.7	12.4
Diluted	14.0	12.9	13.9	12.8

Dividends per common share	$0.125	$0.125	$0.250	$0.250

Other financial data:
EBITDA, as defined	$35.2	$39.4	$69.1	$77.2

Park-Ohio Holdings Corp. and Subsidiaries
Supplemental Non-GAAP Financial Measures (Unaudited)

Adjusted earnings from continuing operations is a non-GAAP financial measure that the Company is providing in this press release. Adjusted earnings from continuing operations is income from continuing operations calculated in accordance with generally accepted accounting principles ("GAAP"), adjusted for special items. The Company presents this non-GAAP financial measure because management uses adjusted earnings from continuing operations to compare its operating performance on a consistent basis over multiple periods because they remove the impact of certain significant noncash credits or charges and certain infrequent items impacting net income. Adjusted earnings is not a measure of performance under GAAP and should not be considered in isolation from, or as a substitute for, income from continuing operations calculated in accordance with GAAP. Adjusted income from continuing operations herein may not be comparable to similarly titled measures of other companies. The following table reconciles income from continuing operations to adjusted earnings from continuing operations:

	Three Months Ended March 31, 2025		Three Months Ended June 30,				Six Months Ended June 30,
			2025		2024		2025		2024
	Earnings	Diluted EPS	Earnings	Diluted EPS	Earnings	Diluted EPS	Earnings	Diluted EPS	Earnings	Diluted EPS
	(In millions, except for earnings per share (EPS))
Income from continuing operations attributable to Park-Ohio Holdings Corp. common shareholders	$8.5	$0.61	$9.3	$0.67	$12.3	$0.95	$17.8	$1.28	$22.9	$1.79
Adjustments:
Restructuring and other special charges	1.0	0.07	1.3	0.10	1.2	0.09	2.3	0.17	1.5	0.11
Tax effect of above adjustments	(0.2)	(0.02)	(0.2)	(0.02)	(0.3)	(0.02)	(0.5)	(0.04)	(0.4)	(0.03)
Non-controlling interest impact	—	—	—	—	(0.1)	—	—	—	(0.1)	—
Adjusted earnings	$9.3	$0.66	$10.4	$0.75	$13.1	$1.02	$19.6	$1.41	$23.9	$1.87

The following table shows the impact of these adjustments on our segment results (continuing operations):

	Cost of Sales	SG&A	Total	Cost of Sales	SG&A	Total
	(In millions)
	Three Months Ended June 30, 2025			Three Months Ended June 30, 2024
Supply Technologies	$—	$0.4	$0.4	$—	$0.2	$0.2
Assembly Components	—	0.5	0.5	—	—	—
Engineered Products	—	0.4	0.4	—	1.0	1.0
Corporate	—	—	—	—	—	—
Total continuing operations	$—	$1.3	$1.3	$—	$1.2	$1.2

	Six Months Ended June 30, 2025			Six Months Ended June 30, 2024
Supply Technologies	$—	$0.4	$0.4	$—	$0.2	$0.2
Assembly Components	—	0.7	0.7	—	—	—
Engineered Products	—	1.2	1.2	—	1.3	1.3
Corporate	—	—	—	—	—	—
Total continuing operations	$—	$2.3	$2.3	$—	$1.5	$1.5

Park-Ohio Holdings Corp. and Subsidiaries
Supplemental Non-GAAP Financial Measures (Unaudited)

EBITDA, as defined is a non-GAAP financial measure that the Company is providing in this press release. EBITDA, as defined reflects net income attributable to Park-Ohio Holdings Corp. common shareholders before interest expense, income taxes, depreciation and amortization, and also excludes certain charges and corporate-level expenses as defined in the Company's current revolving credit facility. The Company presents this non-GAAP financial measure because management uses EBITDA, as defined to assess the Company's performance and to calculate its debt service coverage ratio under its current revolving credit facility. EBITDA, as defined is not a measure of performance under GAAP and should not be considered in isolation from, or as a substitute for, net income or cash flow information calculated in accordance with GAAP. EBITDA, as defined herein may not be comparable to similarly titled measures of other companies. The following table reconciles net income to EBITDA, as defined:

	Three Months Ended March 31, 2025	Three Months Ended June 30,		Six Months Ended June 30,
		2025	2024	2025	2024
	(In millions)
Income from continuing operations attributable to Park-Ohio Holdings Corp. common shareholders	$8.5	$9.3	$12.3	$17.8	$22.9
Add back:
Interest expense, net	11.0	11.2	12.0	22.2	23.9
Income tax expense	1.9	1.8	2.6	3.7	5.9
Depreciation and amortization	8.3	8.2	8.3	16.5	16.7
Stock-based compensation expense	1.5	1.3	1.2	2.8	2.7
Restructuring, business optimization and other costs	1.0	1.3	0.2	2.3	0.5
EBITDA loss attributable to Designated Subsidiary	1.8	2.0	2.8	3.8	4.6
Other	(0.1)	0.1	—	—	—
EBITDA, as defined	$33.9	$35.2	$39.4	$69.1	$77.2

Park-Ohio Holdings Corp. and Subsidiaries
Condensed Consolidated Balance Sheets

	(Unaudited)
	June 30, 2025	December 31, 2024
	(In millions)
ASSETS
Current assets:
Cash and cash equivalents	$45.6	$53.1
Accounts receivable, net	282.5	249.5
Inventories, net	425.9	422.9
Other current assets	119.8	110.5
Total current assets	873.8	836.0
Property, plant and equipment, net	190.3	182.9
Operating lease right-of-use assets	43.7	40.3
Goodwill	116.0	111.7
Intangible assets, net	72.6	71.9
Other long-term assets	125.3	122.3
Total assets	$1,421.7	$1,365.1
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Trade accounts payable	$196.8	$194.8
Current portion of long-term debt and short-term debt	8.7	8.4
Current portion of operating lease liabilities	11.1	10.7
Accrued expenses and other	119.6	147.2
Total current liabilities	336.2	361.1
Long-term liabilities, less current portion:
Long-term debt	656.7	618.3
Long-term operating lease liabilities	32.8	29.8
Other long-term liabilities	19.7	18.8
Total long-term liabilities	709.2	666.9
Park-Ohio Holdings Corp. and Subsidiaries shareholders' equity	371.1	330.8
Noncontrolling interests	5.2	6.3
Total equity	376.3	337.1
Total liabilities and shareholders' equity	$1,421.7	$1,365.1

Park-Ohio Holdings Corp. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Six Months Ended June 30,
	2025	2024
	(In millions)
OPERATING ACTIVITIES FROM CONTINUING OPERATIONS
Income from continuing operations	$16.7	$21.5
Adjustments to reconcile income from continuing operations to net cash used in operating activities from continuing operations:
Depreciation and amortization	16.5	16.7
Stock-based compensation expense	2.8	2.7

Changes in operating assets and liabilities:
Accounts receivable	(23.5)	(10.1)
Inventories	3.2	(11.3)
Prepaid and other current assets	(6.6)	(1.4)
Accounts payable and accrued expenses	(34.0)	(13.4)
Other	1.2	(5.1)
Net cash used in operating activities from continuing operations	(23.7)	(0.4)
INVESTING ACTIVITIES FROM CONTINUING OPERATIONS
Purchases of property, plant and equipment	(16.9)	(13.2)
Business acquisitions, net of cash acquired	—	(11.0)
Net cash used in investing activities from continuing operations	(16.9)	(24.2)
FINANCING ACTIVITIES FROM CONTINUING OPERATIONS
Proceeds from revolving credit facility, net	38.9	38.2
(Payments on) proceeds from other debt, net	(0.3)	5.4
Payments on finance lease facilities, net	(1.9)	(1.8)
Payments related to prior acquisitions	—	(0.8)
Dividends	(3.6)	(3.3)
Payments of withholding taxes on share awards	(1.6)	(2.4)
Net cash provided by financing activities from continuing operations	31.5	35.3
DISCONTINUED OPERATIONS:
Total used by operating activities	(0.3)	(4.1)
Decrease in cash and cash equivalents from discontinued operations	(0.3)	(4.1)
Effect of exchange rate changes on cash	1.9	(1.5)
(Decrease) increase in cash and cash equivalents	(7.5)	5.1
Cash and cash equivalents at beginning of period	53.1	54.8
Cash and cash equivalents at end of period	$45.6	$59.9
Interest paid	$22.3	$23.3
Income taxes paid	$13.3	$5.7

Park-Ohio Holdings Corp. and Subsidiaries
Business Segment Information (Unaudited)

	Supply Technologies	Assembly Components	Engineered Products	Corporate	Total
	(In millions)
	Three Months Ended June 30, 2025
Net sales	$187.1	$95.1	$117.9	$—	$400.1
Cost of sales	154.3	84.2	93.4	—	331.9
Gross profit	32.8	10.9	24.5	—	68.2
Selling, general and administrative expenses	16.1	4.8	18.1	7.8	46.8
Restructuring and other special charges	0.4	0.5	0.4	—	1.3
Operating income (loss)	16.3	5.6	6.0	(7.8)	20.1
Other components of pension and other postretirement benefits income, net					1.8
Interest expense, net					(11.2)
Income from continuing operations before income taxes					$10.7

	Three Months Ended June 30, 2024
Net sales	$202.6	$103.1	$126.9	$—	$432.6
Cost of sales	165.3	92.4	101.7	—	359.4
Gross profit	37.3	10.7	25.2	—	73.2
Selling, general and administrative expenses	18.1	3.8	17.9	7.6	47.4
Restructuring and other special charges	0.2	—	1.0	—	1.2
Operating income (loss)	19.0	6.9	6.3	(7.6)	24.6
Other components of pension and other postretirement benefits income, net					1.4
Interest expense, net					(12.0)
Income from continuing operations before income taxes					$14.0

	Six Months Ended June 30, 2025
Net sales	$374.9	$192.0	$238.6	$—	$805.5
Cost of sales	307.5	169.9	191.8	—	669.2
Gross profit	67.4	22.1	46.8	—	136.3
Selling, general and administrative expenses	32.9	10.5	35.8	15.8	95.0
Restructuring and other special charges	0.4	0.7	1.2	—	2.3
Operating income (loss)	34.1	10.9	9.8	(15.8)	39.0
Other components of pension and other postretirement benefits income, net					3.6
Interest expense, net					(22.2)

Income from continuing operations before income taxes					$20.4

	Six Months Ended June 30, 2024
Net sales	$399.5	$210.3	$240.4	$—	$850.2
Cost of sales	326.4	185.9	193.3	—	705.6
Gross profit	73.1	24.4	47.1	—	144.6
Selling, general and administrative expenses	34.4	8.9	36.0	15.2	94.5
Restructuring and other special charges	0.2	—	1.3	—	1.5
Operating income (loss)	38.5	15.5	9.8	(15.2)	48.6
Other components of pension and other postretirement benefits income, net					2.7
Interest expense, net					(23.9)
Income from continuing operations before income taxes					$27.4

Park-Ohio Holdings Corp. and Subsidiaries
Supplemental Non-GAAP Financial Measures (Unaudited)

Adjusted segment operating income (loss) is a non-GAAP financial measure that the Company is providing in this press release. Adjusted segment operating income (loss) is calculated as segment operating income (loss) plus adjustments for restructuring and other special charges. The Company presents this non-GAAP financial measure because the business segments have incurred significant restructuring and related expenses during the year-to-date periods. Adjusted segment operating income (loss) is not a measure of performance under GAAP and should not be considered in isolation from, or as a substitute for, earnings in accordance with GAAP. Adjusted segment operating income (loss) herein may not be comparable to similarly titled measures of other companies. The following table reconciles adjusted segment operating income (loss) to segment operating income (loss):

	Three Months Ended March 31,
	2025
	(In millions)
	As reported	Adjustments	As adjusted
Supply Technologies	$17.8	$—	$17.8
Assembly Components	5.3	0.2	5.5
Engineered Products	3.8	0.8	4.6
Corporate	(8.0)	—	(8.0)
Operating income - continuing operations	$18.9	$1.0	$19.9

	Three Months Ended June 30,
	2025			2024
	(In millions)
	As reported	Adjustments	As adjusted	As reported	Adjustments	As adjusted
Supply Technologies	$16.3	$0.4	$16.7	$19.0	$0.2	$19.2
Assembly Components	5.6	0.5	6.1	6.9	—	6.9
Engineered Products	6.0	0.4	6.4	6.3	1.0	7.3
Corporate	(7.8)	—	(7.8)	(7.6)	—	(7.6)
Operating income - continuing operations	$20.1	$1.3	$21.4	$24.6	$1.2	$25.8

	Six Months Ended June 30,
	2025			2024
	(In millions)
	As reported	Adjustments	As adjusted	As reported	Adjustments	As adjusted
Supply Technologies	$34.1	$0.4	$34.5	$38.5	$0.2	$38.7
Assembly Components	10.9	0.7	11.6	15.5	—	15.5
Engineered Products	9.8	1.2	11.0	9.8	1.3	11.1
Corporate	(15.8)	—	(15.8)	(15.2)	—	(15.2)
Operating income - continuing operations	$39.0	$2.3	$41.3	$48.6	$1.5	$50.1

Note: Amounts above include non-controlling interest impact.

Free cash flow is a non-GAAP financial measure that the Company is providing in this press release. The Company presents free cash flow, which it defines as net cash used in operating activities minus purchases of property, plant and equipment, because management uses free cash flow to measure its performance. Free cash flow is not a measure of performance under GAAP and should not be considered in isolation from, or as a substitute for, amounts calculated in accordance with GAAP. Free cash flow herein may not be comparable to similarly titled measures of other companies. The following tables reconcile net cash used in operating activities to free cash flow:

	Six Months Ended June 30,
	2025	2024
	(In millions)
Net cash used in operating activities from continuing operations	$(23.7)	$(0.4)
Less: purchases of property, plant and equipment, net	(16.9)	(13.2)
Free cash flow	$(40.6)	$(13.6)